Filed Pursuant to Rule 424(b)(3)
Registration No. 333-134404

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 23, 2006)

3,805,425 Shares

Annaly Capital Management, Inc.
Common Stock

     Pursuant to the ATM Equity Sales Agreement, dated August 3, 2006, between us and UBS Securities LLC, which has been filed as an exhibit to a report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2006 and is incorporated by reference herein, during the three months ended March 31, 2008, we sold 3,805,425 shares of our common stock, par value $0.01 per share, through UBS Securities, as our agent. Our common stock is listed on the New York Stock Exchange under the symbol “NLY.” The last reported sale price of our common stock on March 31, 2008 was $15.32 per share.

     This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, dated May 23, 2006, the prospectus supplement, dated August 3, 2006, and the prospectus supplement, dated August 9, 2007.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UBS Investment Bank

The date of this prospectus supplement is May 14, 2008.